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DELTA AIR LINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(In millions, except ratios)                                          EXHIBIT 12

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                                                                      Three Months     Three Months     Nine Months    Nine Months
                                                                         Ended            Ended            Ended          Ended
                                                                        March 31         March 31         March 31       March 31
                                                                          1999             1998             1999           1998
                                                                      ------------     ------------     -----------    -----------

Earnings:
              Earnings before income taxes                              $   358          $   322          $ 1,216        $ 1,053

Add (deduct):
              Fixed charges from below                                      208              192              618            590
              Interest capitalized                                          (12)             (10)             (34)           (29)
                                                                        -------          -------          -------        -------

Earnings as adjusted                                                    $   554          $   504          $ 1,800        $ 1,614

Fixed charges:
              Interest expense                                          $    47          $    44          $   139        $   143
              Portion of rental expense representative of the
                interest factor                                             161              148              479            447
                                                                        -------          -------          -------        -------

Total fixed charges                                                     $   208          $   192          $   618        $   590

Ratio of earnings to fixed charges                                         2.66             2.63             2.91           2.74
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